Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 500 BOYLSTON STREET BOSTON, MASSACHUSETTS 02116-3740 TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com

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September 1, 2015

TravelCenters of America LLC

24601 Center Ridge Road, Suite 200

Westlake, Ohio 44145

Re:                             TravelCenters of America LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to TravelCenters of America LLC, a Delaware limited liability company (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) common shares, no par value, representing limited liability company interests in the Company (“Common Shares”), (ii) preferred shares representing limited liability company interests in the Company (“Preferred Shares”), which may be issued in one or more series, (iii) senior debt securities or subordinated debt securities of the Company (collectively, “Debt Securities”), which may be issued in one or more series under (a) in the case of senior debt securities, (1) the indenture, dated as of January 15, 2013 (the “2013 Indenture”), between the Company and U.S. Bank National Association, as trustee, which is to be filed as an exhibit to the Registration Statement or (2) an indenture (the “Senior Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is to be filed as an exhibit to the Registration Statement, or (b) in the case of subordinated debt securities, an indenture (the “Subordinated Indenture” and, together with the 2013 Indenture and the Senior Indenture, the “Indentures”) proposed to be entered into by the Company and the trustee to be named therein (the trustee under any Indenture, the “Trustee”), the form of which is to be filed as an exhibit to the Registration Statement, (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”), and (v) such indeterminate number of Common Shares or Preferred Shares and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Shares, Debt Securities or

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September 1, 2015

Warrants, including such Common Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Common Shares, Preferred Shares, Debt Securities, Warrants and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 an executed copy of the 2013 Indenture;

(c)                                  the form of Senior Indenture filed as an exhibit to the Registration Statement;

(d)                                 the form of Subordinated Indenture filed as an exhibit to the Registration Statement;

(e)                                  an executed copy of a certificate of Mark R. Young, Executive Vice President and General Counsel of the Company, dated the date hereof (the “General Counsel’s Certificate”);

(f)                                   a copy of the Company’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of August 31, 2015, and certified pursuant to the General Counsel’s Certificate;

(g)                                  a copy of the Company’s Amended and Restated Limited Liability Company Agreement, dated as of January 31, 2007, as amended June 15, 2007, November 9, 2009, January 25, 2010, May 13, 2010, February 21, 2013 and May 20, 2013 and in effect as of the date hereof, by and among Hospitality Properties Trust (as initial shareholder) and all other shareholders admitted as shareholders of the Company, which has been certified pursuant to the General Counsel’s Certificate, among other things, as the only limited liability company agreement, as defined under the Delaware Limited Liability Company Act (the “DLLCA”), of the Company (the “LLC Agreement”);

(h)                                 a copy of the Company’s Amended and Restated Bylaws, as amended and restated February 21, 2013, and in effect as of the date hereof, certified pursuant to the General Counsel’s Certificate (the “Bylaws”); and

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September 1, 2015

(i)                                     a copy of the Action by Written Consent of the Board of Directors of the Company, dated as of August 31, 2015, certified pursuant to the General Counsel’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the DLLCA and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.  The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.  As used herein, “Transaction Agreements” means the Indentures, any supplemental indentures and officer’s certificates thereto and the Warrant Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any Common Shares offered by the Company, including any Indeterminate Securities constituting Common Shares (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, have taken all necessary limited liability company action to approve the issuance and sale of the Offered Common Shares and related matters, including, if

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September 1, 2015

the Offered Common Shares are of a different class or series than the Company’s common shares currently issued and outstanding, the adoption of a Share Designation (as such term is defined in the LLC Agreement) for such Offered Common Shares in the form required by applicable law, the LLC Agreement and the Bylaws, and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the LLC Agreement so as not to violate any applicable law, the LLC Agreement or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if the Offered Common Shares are to be certificated, certificates in the form required under the DLLCA, LLC Agreement and Bylaws representing the Offered Common Shares are duly executed and countersigned; and (vii) the Offered Common Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued and fully paid, and under the DLLCA, the holders of the Offered Common Shares will have no obligation to make further payments for the purchase of such Offered Common Shares or contributions to the Company solely by reason of their ownership of such Offered Common Shares, except as provided in the Share Designation, if any, adopted by the Board of Directors of the Company for such Offered Common Shares and except for their obligation to repay any funds wrongfully distributed to them.

2.                                      With respect to the shares of any series of Preferred Shares offered by the Company, including any Indeterminate Securities constituting Preferred Shares of such series (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance, sale and terms of the Offered Preferred Shares and related matters, including the adoption of a Share Designation for the Offered Preferred Shares in accordance with the applicable provisions of the DLLCA, the LLC Agreement and the Bylaws; (v) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the LLC Agreement, including the Share Designation, so as not to violate any applicable law, the LLC Agreement or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental

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body having jurisdiction over the Company; (vi) if the Offered Preferred Shares are to be certificated, certificates in the form required under the DLLCA, LLC Agreement and Bylaws representing the Offered Preferred Shares are duly executed and countersigned; and (vii) the Offered Preferred Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued and fully paid, and under the DLLCA, the holders of the Offered Preferred Shares will have no obligation to make further payments for the purchase of such Offered Preferred Shares or contributions to the Company solely by reason of their ownership of such Offered Preferred Shares, except as provided in the Share Designation adopted by the Board of Directors of the Company for such Offered Preferred Shares except for their obligation to repay any funds wrongfully distributed to them.

3.                                      With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the LLC Agreement or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the

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September 1, 2015

Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.                                      With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance, sale and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the LLC Agreement or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Common Shares, Preferred Shares and Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (viii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions

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contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)                                  we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)                                   we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)                                  we have assumed that the choice of New York law to govern each Indenture and any supplemental indenture thereto (other than the 2013 Indenture and all supplemental indentures thereto outstanding as of the date of this opinion) is a valid and legal provision;

(h)                                 we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements and that such choice is and will be a valid and legal provision;

(i)                                     we have assumed that each Indenture has been or will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Debt Securities and Warrants that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee or Warrant Agent, as the case may be; and

(j)                                    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

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In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 the Company (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its formation and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its formation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which the Company is a party;

(b)                                 the Company has the limited liability company power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the Company is a party;

(c)                                  neither the execution and delivery by the Company of the Transaction Agreements to which the Company is a party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate of formation, by-laws or limited liability company agreement of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)                                 neither the execution and delivery by the Company of the Transaction Agreements to which the Company is a party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP